EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-40283 of The Allstate Corporation on Form S-8 of our report dated February 20, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2001.

/s/Deloitte & Touche LLP Deloitte & Touche LLP
Chicago, Illinois October 7, 2002